MICHAEL T. STUDER CPA  P.C.
18 East Sunrise Highway, Suite 311
Freeport, New York  11520
Telephone: (516)  378 - 1000
Fax: (516)  546 - 6220

May 20, 2008

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC 20549
USA

Re: Versa Card, Inc.

Dear Sir/Madams:

I have read Versa Card, Inc.’s statements included under Item 4.01 of its Form 8-K dated May 20, 2008, and I agree with such statements as they relate to my firm.

I hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K,

Yours very truly, /s/ Michael T. Studer Michael T. Studer President